Exhibit 10.1

Execution Version

TERMINATION AND RELEASE AGREEMEnt

This TERMINATION AND RELEASE AGREEMENT, dated as of March 24, 2022 (this “Agreement”), is entered into by and among Highland Transcend Partners I Corp., a Cayman Islands exempted company (NYSE: HTPA.U) (“HTP”), Picasso Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of HTP (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of HTP (“Blocker Merger Sub II”), Picasso Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“GPI Blocker Merger Sub” and together with Blocker Merger Sub I and Blocker Merger Sub II, the “Blocker Merger Subs”), Picasso Merger Sub III, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“Company Merger Sub” and together with HTP and the Blocker Merger Subs, the “HTP Parties”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker” and together with Pacer Holdings and Pacer Corp. Blocker, the “Blocker Parties”), GPI Capital Gemini HoldCo LP, a Delaware limited partnership (“GPI Blocker Owner”), GPI Capital Gemini LLC, a Delaware limited liability company (“GPI Blocker” and together with GPI Blocker Owner, the “GPI Parties”), and Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, the “Company”). The foregoing parties are collectively referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of September 8, 2021 (as so amended by that certain First Amendment thereto, dated as of October 21, 2021, and as so amended by that certain Second Amendment thereto, dated as of January 21, 2022, the “Merger Agreement”), entered into by and among the Parties and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Holders (the “Holder Representative”).

WHEREAS, pursuant to Section 12.01(a) thereof, the Merger Agreement may be terminated by written consent of the Company and HTP; and

WHEREAS, the Company and HTP desire to terminate the Merger Agreement pursuant to Section 12.01(a), and the Parties desire to be bound by the other provisions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Termination of Merger Agreement. Effective immediately, the Company and HTP hereby mutually terminate the Merger Agreement pursuant to Section 12.01(a) of the Merger Agreement without further action on the part of the Parties. Notwithstanding anything to the contrary in Sections 12.02 and 13.02(f) the Merger Agreement or any other provisions of the Merger Agreement, none of the provisions of the Merger Agreement shall be of any further force or effect as of the termination of the Merger Agreement pursuant to this Agreement, including provisions of the Merger Agreement which by their terms would otherwise have survived the termination of the Merger Agreement.

2.              Termination of the Ancillary Agreements. The Parties acknowledge and agree that, effectively immediately, each of the Ancillary Agreements, with the exception of the Confidentiality Agreement, shall be automatically terminated without further action on the part of the parties thereto and none of the provisions thereof shall be of any further force or effect, including provisions thereof, as the case may be, that by their terms would otherwise have survived such termination.

3.             Survival of Confidentiality Agreement; Public Disclosures; Non-Disparagement; Notices and Information.

(a)            Notwithstanding anything contained in this Agreement to the contrary, (i) the provisions of the Confidentiality Agreement shall survive and remain in full force and effect in accordance with the terms of the Confidentiality Agreement and (ii) all information obtained in connection with the Merger Agreement shall be kept confidential in accordance with the Confidentiality Agreement.

(b)           The Company and HTP shall issue a joint press release with respect to this mutual termination of the Merger Agreement pursuant to this Agreement, in the form of Exhibit A hereto, and HTP shall file a Current Report on Form 8-K in the form of Exhibit B hereto no later than the fourth (4th) Business Day after the date hereof. Except with respect to such joint press release and such filing of the Current Report on Form 8-K, no Party shall issue any press release or any other public written communications or otherwise make any planned public statement with respect to any of the other Parties, or with respect to the Transactions, including the Merger Agreement or any of the Ancillary Agreements (collectively, along with all other related agreements, filings and certificates, the “Transaction Agreements”), the participation or involvement of the Parties in the transactions contemplated by the Transaction Agreements, this Agreement, the Transactions, any effect, development, event, occurrence, fact, condition, circumstance or change that occurred with respect to any other Party during the Interim Period or the reasons for or any of the events or circumstances surrounding the termination of the Transactions (collectively, the “Transaction Matters”) without the prior written consent of the Company and HTP, except for disclosure or communication required by applicable Law, or in response to any request by any Governmental Authority; provided that, prior to any disclosure or communication required by applicable Law or stock exchange rule or in response to a request by a Governmental Authority, each Party, shall (i) use its reasonable best efforts to consult with the Company and HTP before making any such disclosure, communication or response and (ii) to the fullest extent permitted by applicable Law, first allow the Company and HTP to review such disclosure, communication or response and the opportunity to comment thereon, and shall consider such comments in good faith.

(c)            Except as required by applicable Law, or the rules or regulations of any Governmental Authority or by the order of any court of competent jurisdiction, each Party hereby agrees not to (i) make, publish or communicate to any Person or in any public or private forum or through any medium, any disparaging, damaging or demeaning statements about any of the other Parties or their respective Related Parties, or (ii) otherwise engage, directly or indirectly, in any communications with any Person that could reasonably be understood as (x) disparaging to any of the other Parties or their respective Related Parties, (y) damaging the reputation or goodwill of any of the other Parties or their respective Related Parties, (z) placing the other Parties or their respective Related Parties in any false or negative light, in each case of the foregoing clauses (i) and (ii), concerning any of the Transaction Matters.

(d)            The Company agrees that until such time as the Convertible Note Consideration has been issued in accordance with Section 4, the Company shall deliver to HTP any notice, financial statements or other information delivered to the holders of the Convertible Notes concurrently with delivery to the holders of the Convertible Notes.

4.             Payments. As reimbursement of certain expenses incurred by the HTP Parties in connection with the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements contained herein:

(a)           The Company shall pay, or cause to be paid, to HTP an amount of cash equal to $2,000,000 (the “Cash Consideration”) in accordance with Section 4(c) upon the earliest to occur of (i) the completion of the redemption of all outstanding HTP Class A Ordinary Shares in accordance with Article 49.7 of the HTP Governing Document such that no HTP Class A Ordinary Shares remain outstanding (the “Wind-Up Event”), (ii) a Change of Control and (iii) the closing of the first Qualified Financing of the Company to occur following the date hereof.

(b)            The Company shall issue, or cause to be issued, or pay, or cause to the paid, as applicable, to HTP the Convertible Note Consideration in accordance with Section 4(c) upon the earlier to occur of (i) a Wind-Up Event and (ii) the closing of a Business Combination by HTP; provided that, if such closing of a Business Combination by HTP involves a counterparty that is reasonably determined by the Company Board to be a competitor of the Company, then the Convertible Note Consideration shall instead be delivered upon the earlier to occur of (x) a Change of Control and (y) a Qualified Public Offering. In the event that a Change of Control occurs prior to the occurrence of the foregoing clauses (i) and (ii), the Company shall cause the Convertible Note Consideration to be deposited with a third-party paying or escrow agent for payment to HTP in accordance with Section 4(c) upon the earlier to occur of (I) a Wind-Up Event and (II) the closing of a Business Combination by HTP.

(c)           Upon any payments becoming due and payable by the Company to HTP pursuant to this Section 4, the Company shall make any payments of cash to HTP by wire transfer of immediately available funds to the account set forth in Annex A hereto within five (5) Business Days of such amount becoming due and payable and any payments of property or securities to HTP shall be made in accordance with written directions provided by HTP within five (5) Business Days of such amount becoming due and payable.

5.             Mutual Release; Covenant Not to Sue.

(a)

(i)                 Each of the HTP Parties, on its own behalf and on behalf of its respective Related Parties, generally, irrevocably, unconditionally and completely releases and forever discharges the Company, the Blocker Parties, the GPI Parties and the Holder Representative and their respective Released Parties from all Claims, whether known or unknown, arising from any matter concerning, based upon, in connection with, or relating to any of the Transaction Matters, including (x) the Transaction Agreements, (y) any breach, non-performance, action or failure to act under the Transaction Agreements, and (z) the Transactions, including the Mergers, the events leading to the abandonment of the Transactions and the termination of the Transaction Agreements (collectively, the “HTP Released Claims”).

(ii)              Each of the Company, the Blocker Parties and the GPI Parties, on its own behalf and on behalf of its respective Related Parties, generally, irrevocably, unconditionally and completely releases and forever discharges the HTP Parties and their respective Released Parties from all Claims arising from any matter concerning, based upon, in connection with, or relating to any of the Transaction Matters, including (x) the Transaction Agreements, (y) any breach, non-performance, action or failure to act under the Transaction Agreements, and (z) the transactions contemplated by the Transaction Agreements, including the Mergers, the events leading to the abandonment of the Transactions and the termination of the Transaction Agreements (together with the HTP Released Claims, the “Released Claims”).

(b)           It is understood and agreed that Section 5(a) is a full and final release covering the respective Released Claims of the Parties and their respective Related Parties relating to any of the Transaction Matters or arising out of the Transaction Agreements. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to respective Released Claims that such Party does not know or suspect to exist in its favor at the time of executing the release in this Agreement, which if known by such Party would have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their respective attorneys or agents may hereafter discover Claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, and which, if known on the date of the execution of this Agreement, might have materially affected such Party’s decision to enter into and execute this Agreement, but that it is their respective intention hereby fully, finally and forever to settle and release all of their respective Released Claims. In furtherance of such intention, the respective releases herein given by the Parties shall be and remain in effect as full and complete releases with regard to their respective Released Claims notwithstanding the discovery or existence of any such additional or different Claim or fact. Each Party further agrees that by reason of the releases contained herein, such Party is expressly assuming the risk of such unknown Released Claims and agrees that this Agreement applies thereto.

(c)           Each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Released Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of an Action (including a third party or derivative claim, cross-claim, counterclaim or otherwise) against any other Party and/or its Released Parties relating to any Released Claim. Each Released Party may plead this Agreement as a complete bar to any Released Claim brought in derogation of this Section 5(c).

(d)            Each of the Parties hereby expressly waives to the fullest extent permitted by law the provisions, rights, and benefits of California Civil Code § 1542 (or any similar Law of any jurisdiction), which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Each Party acknowledges that it may hereafter discover facts in addition to or different from those that such Party now knows or believes to be true with respect to the subject of this Section 5(d).

(e)            Nothing in this Section 5 shall: (i) apply to any Action by any Party to enforce its respective rights and/or obligations pursuant to this Agreement; (ii) apply to any Action by any party thereto to enforce its respective rights and/or obligations pursuant to the Confidentiality Agreement; or (iii) constitute a release by any Party for any Claim arising under this Agreement. The covenants contained in this Section 5 shall survive the execution and delivery of this Agreement indefinitely regardless of any statute of limitations.

6.              Representations of the Parties. Each Party represents and warrants to the other Party as follows:

(a)               This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of the Enforceability Exceptions.

(b)               Such Party has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Party of this Agreement have been duly and validly authorized by all necessary corporate or other action on the part of such Party.

(c)               The execution and delivery of this Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); (ii) conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets; or (iii) conflict with or violate any order or judgment of any court or other Governmental Authority applicable to such Party or any of its assets.

(d)               Neither such Party nor any of its Related Parties has not heretofore assigned or transferred, or purported to assign or transfer, to any Person any Claim or cause of action released pursuant to Section 5(a) applicable to such Party. There are no liens or claims of lien, or assignments in law or equity or otherwise, of or against any Claim or cause of action released pursuant to Section 5(a) applicable to such Party.

(e)               Such Party has been represented by legal counsel in the negotiation and joint preparation of this Agreement, has received advice from legal counsel in connection with this Agreement and is fully aware of this Agreement’s provisions and legal effect. Such Party enters into this Agreement freely, without coercion, and based on its own judgment and not in reliance upon any representations or promises made by any other Party, apart from those set forth in this Agreement.

7.             Miscellaneous.

(a)           Certain Definitions. The following capitalized terms shall have the following meanings:

(i)                 “Business Combination” shall mean the occurrence, in a single transaction or as a result of a series of related transactions, of an “initial business combination” as that term is defined in the final prospectus filed by HTP in connection with its initial public offering.

(ii)              “Change of Control” shall mean the occurrence, in a single transaction or as a result of a series of related transactions, of (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the equity securities or shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity or parent company, as applicable, immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; or (iv) an Insolvency Event; provided that, a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof.

(iii)            “Claims” shall mean all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including attorneys’ fees and costs), Liens, indemnification rights, Damages, losses, Actions and causes of action, in each case of the foregoing, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured.

(iv)             “Convertible Note Consideration” shall mean (i) convertible promissory notes with an aggregate principal amount equal to $8,000,000 having the same terms and in substantially the same form as the Convertible Notes (except that interest on such convertible promissory notes shall accrue from the date hereof) (the “HTP Convertible Notes”) or (ii) if the Convertible Notes have been repaid, mandatorily converted or otherwise cancelled in accordance with their terms on or prior to the issuance of the Convertible Note Consideration pursuant to Section 4, the cash, property or securities that would be payable to a holder of the HTP Convertible Notes if such holder held the HTP Convertible Notes through the date of the repayment, mandatory conversion or cancellation thereof, together with any cash, property or securities subsequently issued with respect to, or which becomes payable upon the conversion, exercise, exchange or any distribution with respect to or upon any of the foregoing property or securities through and until the occurrence of the issuance of such Convertible Notes in accordance with Section 4; provided that, at any time prior to the date on which the Convertible Notes have been repaid, mandatorily converted or otherwise cancelled in accordance with their terms, HTP shall have the right to elect to receive, in lieu of the consideration issuable in accordance with the foregoing clauses (i) and (ii), the same cash, property or securities that would be payable to a holder of the Convertible Notes upon an optional conversion prior to maturity pursuant to Section 2(g) of the Convertible Promissory Note in respect of the Convertible Notes, together with any cash property or securities subsequently issued with respect to, or which becomes payable upon the conversion, exercise, exchange or any distribution with respect to or upon any of the foregoing property or securities through and until the occurrence of the issuance of such Convertible Notes in accordance with Section 4.

(v)               “Insolvency Event” shall mean (a) the commencement of any voluntary case or proceeding under any Bankruptcy Code or involuntary case or proceeding under any Bankruptcy Code (unless such involuntary case or proceeding is dismissed within 90 days of commencement thereof) with respect to the Company; (b) the commencement of any other voluntary insolvency or bankruptcy case or proceeding or involuntary insolvency or bankruptcy case or proceeding (unless such insolvency or bankruptcy case or proceeding is dismissed within 90 days of commencement thereof), or any receivership or interim receivership, liquidation or other similar case or proceeding with respect to the Company or with respect to a material portion of its assets; or (c) any dissolution or winding up of the Company.

(vi)             “Financing” shall mean any transaction, or series of related transactions, in which (a) Company Units or any other equity interest or capital stock of the Company or any Subsidiary of the Company, or any rights or other securities convertible into or exchangeable or exercisable for any equity interests or capital stock of the Company or any Subsidiary of the Company, are issued and sold (excluding, for the avoidance of doubt (i) the conversion of the Convertible Notes, the HTP Convertible Notes and all other convertible securities of the Company or its Subsidiary outstanding as of the date hereof issued for capital raising purposes (e.g., Simple Agreements for Future Equity) and (ii) the exchange of any other obligations of the Company or its Subsidiary outstanding as of the date hereof for debt or equity in a transaction in which neither the Company nor any of its Subsidiaries receives any cash proceeds) or (b) indebtedness for borrowed money is incurred by the Company or any of Subsidiary of the Company.

(vii)          “Qualified Financing” means the consummation of one or more Financings by the Company and/or its Subsidiaries following the date hereof in which the Company and/or its Subsidiaries collectively receive at least $140 million of new money proceeds in the aggregate in such Financings.

(viii)        “Qualified Public Offering” shall mean (i) the sale of equity securities or capital stock of the Company in a firm commitment underwritten public offering pursuant to an effective registration under the Securities Act, (ii) a direct listing of equity securities or shares of capital stock of the Company on a stock exchange pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form); or (iii) a business combination with a special purpose acquisition company.

(ix)             “Related Parties” shall mean, with respect to a Person, all Affiliates, equity holders, partners, joint venturers, financing sources, parent entities, Subsidiaries, officers, directors, managers, principals, attorneys, agents, representatives, administrators, employees, legatees, devisees, executors, trustees, beneficiaries, brokers, insurers, predecessors, successors, heirs and assigns of such Person.

(x)               “Released Parties” shall mean, with respect to a Person, all former, present and future and direct and indirect Related Parties of such Person.

(xi)             “Securities Act” shall mean the Securities Act of 1933, as amended.

(b)           Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 5 and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

(c)           Enforcement. The Parties agree that irreparable damage for which monetary Damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of Damages or inadequacy of any remedy at law, this being in addition to any other remedy to which they are entitled under this Agreement. Each Party agrees that it will not oppose the granting of specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7(c) shall not be required to provide any bond or other security in connection with any such injunction.

(d)           Further Assurances. Each Party shall, and shall cause its Subsidiaries and Related Parties to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the terminations contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Related Parties to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Agreements.

(e)           Expenses. Each Party shall bear its own expenses incurred in connection with the Transaction Agreements and this Agreement and the transactions contemplated thereby and herein, including all fees of its legal counsel, financial advisors and accountants.

(f)             Assignment. No Party shall assign this Agreement or any part hereof (including by operation of law in connection with a merger or consolidation or conversion of HTP or the Company) without the prior written consent of the other Parties. Notwithstanding the foregoing, HTP may assign or transfer any or all of its rights under this Agreement to any of its Affiliates without the prior written consent of the other Parties; provided that, no such assignment or transfer shall release HTP from any obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(g)           Other Miscellaneous Terms. The provisions contained in Sections 1.01 (Definitions), 1.02 (Construction), Section 8.04 (Trust Waiver), 14.02 (Waiver), 14.03 (Notices), 14.05 (Rights of Third Parties), 14.07 (Governing Law), 14.08 (Captions; Counterparts), 14.10 (Amendments), 14.12 (Severability), 14.13 (Jurisdiction; WAIVER OF TRIAL BY JURY), 14.15 (Non-Recourse) and 14.16 (Legal Representation) of the Merger Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, and made a part of this Agreement as if set forth fully herein.

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

HIGHLAND TRANSCEND PARTNERS I CORP.

By:
Name:
Title:

PICASSO MERGER SUB I, INC.

By:
Name:
Title:

PICASSO MERGER SUB II, LLC

By:
Name:
Title:

PICASSO MERGER SUB III, LLC

By:
Name:
Title:

PICASSO MERGER SUB IV, LLC

By:
Name:
Title:

[Signature Page to Termination and Release Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

CARLYLE PARTNERS VII PACER HOLDINGS, L.P.

By:
Name:
Title:

CP VII PACER CORP.

By:
Name:
Title:

CP VII PACER EU L.P.

By:
Name:
Title:

[Signature Page to Termination and Release Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

GPI Capital Gemini HoldCo LP

By:
Name:
Title:

GPI Capital Gemini LLC

By:
Name:
Title:

[Signature Page to Termination and Release Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PACKABLE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Termination and Release Agreement]

Exhibit A

[See attached.]

Exhibit B

[See attached.]

Annex A

HTP Account Wire Instructions